UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2013 (May 13, 2013)

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2013, Emerald Oil, Inc., a Montana corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”), pursuant to which the Company will issue to the Investors approximately 2,029,400 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to adjustment, for a per share price equal to the gross price per share offered to the public in the Company’s concurrent proposed public offering of common stock (the “Offering”), less 80% of the underwriting discounts and commissions related to the Offering.

The Company granted registration rights to the Investors with respect to the shares of Common Stock. The Company has also agreed to indemnify the Investors for breaches of the transaction documents, subject to certain negotiated limitations, and to reimburse the Investors for up to $50,000 of expenses in connection with the Investment.

The closing of the Investment, which is scheduled to occur within ten business days after the consummation of the Offering, is subject to certain conditions, including among others, (A) the consummation of the Offering and (B) that since the date of execution of the Purchase Agreement, there shall not have occurred a material adverse effect on (1) the business, properties, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (2) the Company’s ability to timely consummate the Investment, subject to certain limitations. The Purchase Agreement is terminable by mutual written consent or by either party if: (1) the closing has not occurred by June 30, 2013 or (2) the Investment is enjoined or otherwise prohibited by a final and non-appealable governmental order or ruling.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement is incorporated herein by reference into this Item 3.02. The Company will conduct the private offering of the Common Stock in accordance with the Purchase Agreement and pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section. Each Investor has represented in the Purchase Agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that such Investor will acquire the Common Stock for its own account for investment purposes and not with a view to or for reselling or distributing the Common Stock or any part thereof. In addition, each Investor agreed that it will not sell or otherwise dispose of all or any part of the Common Stock except pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

Item 7.01 Regulation FD Disclosure.

On May 13, 2013, the Company issued press releases announcing (1) updated 2013 capital expenditure budget and production guidance, (2) the Offering and (3) that it had entered into the Purchase Agreement with the Investors. Copies of these press releases are being furnished as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated by reference. The information incorporated herein by reference is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement, dated May 13, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
99.1	Press release dated May 13, 2013, “Emerald Oil Adding Second Rig, Increases Capital Budget and Guidance.”
99.2	Press release dated May 13, 2013, “Emerald Oil Announces Offering of Common Stock.”
99.3	Press release dated May 13, 2013 “Emerald Oil Receives Commitment From White Deer to Acquire Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.
By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: May 15, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement, dated May 13, 2013, among Emerald Oil, Inc., WDE Emerald Holdings LLC and White Deer Energy FI L.P.
99.1	Press release dated May 13, 2013, “Emerald Oil Adding Second Rig, Increases Capital Budget and Guidance.”
99.2	Press release dated May 13, 2013, “Emerald Oil Announces Offering of Common Stock.”
99.3	Press release dated May 13, 2013 “Emerald Oil Receives Commitment From White Deer to Acquire Common Stock.”